Exhibit 99.1

November 7, 2014

Dear Shareholder:

As a non-traded real estate investment trust (REIT), we continue to build a leading portfolio of healthcare-related assets. At September 30, 2014, we had grown our holdings to 87 investments found in 26 states and continue to selectively develop new senior housing and healthcare facilities in targeted U.S. markets. Since our last valuation in 2013, we have nearly doubled the size of our portfolio – having acquired 40 properties – and we continue to be an active and thoughtful investor in the healthcare real estate sector.

Valuation

This October, we conducted our annual estimated net asset valuation per share (NAV) for CNL Healthcare Properties. We believe that conducting a valuation gives existing shareholders and broker-dealers an indication of the estimated value of our company based on our current portfolio and offers potential new investors and broker-dealers updated performance information that could contribute to our capital raising efforts. Just like our process last year, our board of directors engaged CBRE Capital Advisors (CBRE Cap) – a third-party, independent investment banking firm – to assist in establishing a range of estimated NAVs. CBRE Cap is a subsidiary of CBRE Group, Inc., which is a Fortune 500 and S&P 500 company, and one of the world’s largest commercial real estate services and investment firms (based on 2013 revenue). We also remained consistent in our approach to the valuation and NAV determination as we, again, followed the Investment Program Association best practices guidelines.

Our Valuation Committee – comprised solely of independent directors – reviewed CBRE Cap’s valuation analyses and its range of estimated NAVs and recommended an estimated NAV to the full board of directors. Our board of directors determined $9.521 as the estimated NAV per share of our common stock as of September 30, 2014, based on the Valuation Committee’s recommendation and exclusive of any portfolio premiums. This represents an increase compared to our last estimated NAV of $9.13 per share. For a description of the methodology considered by the Valuation Committee and our board of directors, please refer to our current report on Form 8-K filed November 4, 2014, with the U.S. Securities and Exchange Commission at SEC.gov. Please keep in mind that this estimated NAV is as of a specific time period and is not necessarily indicative of the value that could be realized when we pursue future strategies for a liquidity event.

Our board of directors also established a new public offering price of $10.58 per share, effective November 4, 2014, based on the results of the valuation. The new public offering price is based on the estimated NAV per share of common stock as of September 30, 2014, plus selling commissions and marketing support fees.

Distribution Reinvestment Plan (DRP), Amended and Restated Redemption Plan, and Distribution Policy

As a result of the new share offering price, shares issued under the DRP will reflect a price equal to approximately 95 percent of the new offering price, or $10.06 per share and will be reflected in distributions for the fourth quarter of 2014.

If you have held your shares for at least one year, you may submit your shares for redemption subject to the terms of our Amended and Restated Redemption Plan and the maximum amount of funds available for redemptions per quarter. If approved, your shares would be redeemed at an amount that is the lesser of the then current estimated NAV per share as of the redemption date or the purchase price per share that you paid. Our board of directors may amend, suspend or terminate the Amended and Restated Redemption Plan at any time.

Our board of directors has increased the monthly cash distribution to $0.0353 per share of common stock while our monthly stock distribution remains at 0.0025 shares of common stock. This change has been made to preserve our historical annual distribution rate of 4 percent cash and 3 percent stock based on the current $10.58 offering price. The new rate is effective December 1, 2014, and will be in shareholders’ fourth quarter distributions and continue unless amended by our board of directors.

Looking Ahead

According to a 2013 U.S. Census Bureau study, more than 10,000 Americans are turning the age of 65 each day through 2050, and earlier this year the American Hospital Association reported that almost 65 percent of all surgeries no longer require an overnight hospital stay. We believe that demographic, cost-containment and outcomes-focused trends, some of which are promoted further by the Affordable Care Act, will continue to drive demand for senior housing and healthcare real estate over the next several years.

We look forward to sharing additional details on the performance of CNL Healthcare Properties as material events unfold. In the interim, we invite you to visit CNLHealthcareProperties.com to view the valuation presentation for more in-depth information. You can also visit SEC.gov to review our Form 8-K filing related to this valuation. We anticipate conducting a valuation of our assets on an annual basis. Should you have questions about your investment, please contact your financial advisor or CNL Client Services at 866-650-0650.

Thank you for your investment and confidence in our enterprise and strategy.

Sincerely,

James M. Seneff, Jr.	Stephen H. Mauldin
Chairman of the Board	President and Chief Executive Officer

[1]	This valuation represents the estimated value per share at a specific period in time, did not include any portfolio or enterprise premium, and will likely change over the company’s lifecycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap, the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the company. Throughout the valuation process, the Valuation Committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical fact, including statements about the purported value of the company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CBRE Cap relied on forward-looking information, some of which was provided by the company, in preparing its valuation materials. The Company and CBRE Cap intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect our current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “estimated,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The company’s forward-looking statements are not guarantees of future performance. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The company’s forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the company’s business, and important factors that could cause the company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the company’s documents filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the company’s website at CNLHealthcareproperties.com.

All written and oral forward-looking statements attributable to the company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

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